Exhibit 10.1

Marketing Representative Acknowledgement

I, Wadena Corp, an Independent Sales Representative ("ISR") for Benefit Plus Card, LLC, ("Marketer") certify that I have reviewed the information contained in this Marketing Representative Acknowledgement (hereinafter referred to as "Acknowledgement") and fully understand my responsibilities as they relate to marketing the New Benefits Discount Benefit Program ("Program").

I expressly acknowledge and agree as an ISR I shall:

(A)

Work within the parameters of the Program as set forth by New Benefits (''NB") and/or NB's vendors.  ISR will obtain the appropriate training information from NB for each applicable benefit included in the Program.  ISR agrees to represent and market the Program accurately and in conformity with NB's existing practices, procedures and requirements.

(B)

Obtain prior written approval from NB for any and all printed literature, radio/television media, telemarketing scripts, press releases, web sites, registration materials, membership cards, or similar items as to their content, design, format, use of any trade names, use of any vendor name, trademark, or service mark of NB or any vendor under contract with NB.  Further, ISR shall use only the exact marketing, registration, and fulfillment verbiage approved by NB when describing or making reference to the Program.  To obtain NB's approval, marketing/sales verbiage must be submitted to NB electronically in Microsoft Word and marketing materials must be submitted in their final format electronically as a PDF file.  ISR understands failure to obtain written approval from NB concerning any materials (printed, electronic or of any other kind or type whatsoever) referencing the Program will result in the immediate termination of ISR's authority to market the Program as well as the deactivation of each membership ISR has sold and the forfeiture of any commissions and fees otherwise payable to ISR.

(C)

Link any web site created for the purpose of marketing the Program exclusively to the links provided by NB in order for benefit descriptions and vendor information to remain up to date.

(D)

Provide NB the name of any client or group, along with the name of their program if private-labeled, to whom ISR markets the Program.

(E)

In the event ISR contracts with independent sales representatives, affiliates or third-party marketing entities (hereinafter "NewISR") to market the Program on behalf of ISR, NewISR shall be required to execute a Marketing Representative Acknowledgement provided by NB and return it to NB prior to marketing or other activities.  Additionally, NB reserves the right to refuse to contract with any new ISR or client of ISR brought to NB by ISR.

(F)

In the event ISR intends to conduct inbound and/or outbound telephone sales of the Program, ISR must execute a Telemarketing Addendum prior to selling.  Should ISR contract with NewISR to conduct inbound and/or outbound telephone sales of the Program, NewISR must execute a Telemarketing Addendum prior to selling.

(G)

Submit to NB any and all telephone numbers used for inbound and/or outbound telemarketing of the Program and/or any web site address(es), prior to launch, containing benefit descriptions and/or vendor information for any NB product or service.  NB reserves the right at its sole discretion to monitor any and all such telephone numbers and web sites for the purpose of ensuring compliance as related to the Program.

(H)

ISR agrees the Program will be sold at a price determined by NB and agreed upon by Marketer.  ISR agrees to list each benefit package along with the corresponding retail pricing in NB's Group Information Form.

(I)

Agree not to bundle NB benefits with any insured, indemnity and/or any other type of reimbursement benefit without prior written consent from NB.

(J)

Submit a completed Group Information Form to NB for each new group prior to the initial registration date.

(K)

Send to NB all new member information electronically or hardcopy in a mutually agreed upon format within ten (10) days of receipt.  ISR agrees to use ISR's best efforts to ensure all data supplied to NB for processing is in good condition, correct, complete, and in proper format as set forth by NB.  NB agrees all such member information is considered ISR's confidential property and as such, said information shall not be utilized by NB for any reason other than to provide the Program without ISR's express written consent.

(L)

Secure and maintain all licenses, registrations and permits required by any local, state, federal, or governmental authority to market the Program.  ISR shall notify NB in writing within five (5) business days of receiving notification and/or the commencement of any material action, suit or proceeding, and/or the issuance of any order, writ, injunction award or decree of any court, agency or other governmental instrumentality in which ISR is involved that materially affects NB, including, but not limited to Cease and Desist letters and/or Subpoenas from any regulatory body.

(M)

Indemnify, defend and hold NB harmless from any and all loss, claims, demands, damages, suits, liabilities and any costs or expenses, including reasonable attorney's fees, arising from or in any way connected with (i) the sale or furnishing of services of ISR; (ii) failure to perform ISR's duties under this Acknowledgement and/or observe all of the terms, covenants and conditions contained herein; (iii) failure to market the Program in conformity with NB's existing practices, procedures and requirements; or (iv) any misrepresentation on ISR's part which is false, misleading or containing any material misstatement of fact or omitting any material fact required to be stated to make the statements therein not misleading.

Further, ISR acknowledges and agrees:

(A)

The Program cannot be sold as a multiple year membership without prior written consent from NB.  Annual memberships may be purchased in one-year increments paid monthly or annually and are renewable in one-year increments for members in good standing.

(B)

Multilevel marketing is not allowed without prior written agreement from NB.

(C)

Illegal marketing of the Program, including but not limited to unlawful telemarketing practices and unsolicited fax transmittal activities as defined in the Telephone Consumer Protection Act ("TCPA") under 47 U.S.C. section 227 (http://www.fcc.gov/cgb/consumerfacts/tcpa.html) as well as unsolicited bulk electronic mail as defined in the CAN-SPAM Act of 2003 (http://www.spamlaws.com/federal/108s877.shtml), is strictly prohibited.

(D)

NB does not practice medicine or any other profession.  Further, NB does not control the actions of their vendors and is not responsible in the event one or more of these vendors terminate, cease, or modify the service(s) and/or product(s) offered in the Program.

(E)

NB is not responsible for the care and treatment of members rendered by the participating professionals from the respective network in which they are associated; such care and treatment being solely the responsibility of the participating professionals from the respective network in which they are associated.

(F)

Each member shall be solely financially responsible for paying the usual and customary fees of participating professionals, less applicable discounts established from time to time by NB, for services received by such member.  NB is not responsible or accountable for providing funds to pay for such services.

(G)

When NB collects membership payments, NB agrees to pay ISR commissions based upon the retail rates previously agreed upon between ISR and NB.  NB will pay commissions to ISR under the following terms and conditions:

1.

When membership fees are paid directly to NB, NB will pay commissions equaling the difference between the ISR's retail rate and the wholesale rate listed on Schedule I.  Commissions earned will be paid on approximately the 15th of each month for each paid membership during the previous month, provided the commission check exceeds $100.00.  Non-distributed commissions will carry over to the following pay period(s) until such time as total commissions owed ISR exceeds $100.00.

2.

Notwithstanding the foregoing or any other provision of this Acknowledgement, it is understood that any commission payments made by NB to ISR shall be made out of monies actually received by NB.  If for any reason (whether by the terms of any contract, termination, default, breach, tort, or otherwise) NB shall not actually receive or shall not be entitled to fees from a member or customer, then no commission shall be owed and/or payable to ISR.

3.

ISR agrees, along with NB to forfeit the pro-rata share of membership fees to provide a complete refund to members for any reason during the first thirty (30) days following the member's receipt of fulfillment materials.  ISR expressly authorizes NB to deduct any monies due under this paragraph from any commission and/or other compensation that may be due to ISR.

4.

ISR ACKNOWLEDGES AND AGREES NB WILL NOT PAY ISR ANY COMMISSIONS DUE HEREUNDER UNLESS ISR HAS PROVIDED NB WITH A VALID, UP TO DATE IRS FORM W-9.

5.

If ISR believes there is an error on any commission report received or ISR requires additional information regarding a specific transaction, ISR must submit a written request for information within ninety (90) days of the statement date to the address specified on the commission report.  Any alleged error not submitted to NB within ninety (90) days will be considered waived by ISR.  Any correspondence should include Marketer's name, broker number, and a full description of the error and/or the transaction in question.

(H)

When ISR collects member payments, ISR agrees to pay NB compensation equal to the wholesale rate as set forth in Schedule 1 for each membership under the following terms and conditions:

1.

Said compensation shall be paid by the twentieth (20th) day of each month for all active members registered as of the last day of the previous month.

2.

If ISR fails to pay NB by the twentieth (201h) NB may notify ISR in writing of such failure to pay and issue a warning to ISR that if payment in full for all previously billed amounts is not received within five (5) days from date of notice, the Acknowledgement may be terminated at the sole discretion of NB.

3.

NB may consider the failure to make payment a breach of ISR's obligations under this Acknowledgement and then may elect, without notice, to cease providing ISR's members access to NB Membership Services pending receipt of payment in full.  Termination of this Acknowledgement does not relieve ISR of the obligation to pay all monies due.

(I)

No terms or provisions of this Acknowledgement are intended to create nor shall they be deemed or construed to create any relationship between NB and ISR other than that of independent entities contracting with each other hereunder solely for the purpose of affecting the terms and provisions of this Acknowledgement.  The parties hereto are not and shall not be deemed for any purpose to be joint ventures, partners, or agents of each other.  ISR agrees to adhere to all applicable laws, rules, and/or regulations, including, but not limited to, those pertaining to the solicitation and marketing of NB's products and services.  ISR is not authorized to represent NB for any purpose, except as specifically provided in this Acknowledgement, without the prior written consent of NB.  Further, ISR is not authorized to make, alter, or discharge contracts, extend the time or method of payment, or waive or retain any money due NB unless previously agreed to in writing by NB.

(J)

This Acknowledgement may be terminated at any time as follows:

1.

Without cause by either party upon thirty (30) days written notice to the other party.  In the event this Acknowledgement is terminated by NB without cause, existing business will continue to be serviced as long as membership fees are paid to NB.

Renewals will continue to be serviced if mutually agreed upon in writing by both parties.

2.

With cause by NB upon five (5) days notice in the event of any default or breach by ISR of the terms of this Acknowledgement.  In the event of breach by ISR of any covenants of this Acknowledgement or any of the terms hereof, ISR shall forfeit all rights to any compensation that might otherwise be due hereunder.

3.

Termination of this Acknowledgement does not relieve ISR of the obligation to pay all monies due.

(K)

Neither this Acknowledgement nor any of the benefits to accrue hereunder shall be assigned or transferred, either in whole or in part by ISR, without the prior written consent of NB.  Subject to this Section, this Acknowledgement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(L)

ISR will utilize the following marketing methods and will notify NB of any change to ISR's marketing plan (please check all that apply):

☑Field Sales

☑ Worksite Marketing

☑ Internet Marketing

☑ Telephone Sales

☑ Direct Marketing

☑ Website

In the event both parties do not sign this Acknowledgement on or before the last day of August, 2015, it will be deemed null and void.

UNLESS OTHERWISE SPECIFIED HEREIN, TIDS ACKNOWLEDGEMENT SHALL BE EFFECTIVE UPON THE DATE EXECUTED BY AN AUTHORIZED REPRESENTATIVE OF NEW BENEFITS, LTD.

ISR certifies that it fully understands NB's practices, procedures and requirements as set forth herein and will explain fully all of the provisions to ISR's company or affiliated marketing representatives.  ISR understands any misrepresentation brought to the attention of NB will result in the immediate termination of ISR's authority to market the Program as well as the deactivation of each membership ISR has sold.

ISR Printed Name: Wadena Corp ( Cort St.George, Managing Member)
Address: 422 Fair Avenue, Apt. 105	Phone: 775-882-4641
Studio City, CA 91602	Email: cortst@live.com
Signature:/s/ Cort St.George	Date: Aug 2, 2015

I, Kim Smith, certify I have provided the attached information to the above ISR and I have received signed confirmation from the

(Marketer)

ISR indicating they understand NB's practices, procedures and requirements as set forth herein.  In the event it is established the above named ISR has misrepresented the Program, I will, at the request of NB, immediately terminate the ISR's authority to market the Program.

Marketer Printed Name: Benefit Plus Card, LLC
Address: 2202 N. Westshore Blvd. Suite 200	Phone: 813-367-3370
Tampa, FL 33607	Email: kim@benefitpluscard.com
Signature: /s/ Kim Smith	Date: Aug 3, 2015

NB Acknowledgement:

  /s/ Joel Ray

Aug 3, 2015

Joel Ray, CEO of Neubene Management, LLC, its General Partner

Date

A copy of this Acknowledgement containing signatures of all the parties hereto shall constitute an original document/or all purposes.